Exhibit 4.8

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) DATE OF DISTRIBUTION OF THE SECURITIES AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY US STATE SECURITIES ACTS. SUCH SECURITIES ONLY MAY BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND TO PERSONS THAT ARE, IN EACH CASE, ALSO “QUALIFIED PURCHASERS” AS DEFINED IN THE US INVESTMENT COMPANY ACT OF 1940 (THE “INVESTMENT COMPANY ACT”). THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS DESCRIBED IN THIS WARRANT. THE COMPANY HAS NOT BEEN, AND DOES NOT INTEND TO BE, REGISTERED UNDER THE INVESTMENT COMPANY ACT.

THIS WARRANT CERTIFICATE, AND THE WARRANTS EVIDENCED HEREBY, SHALL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE THE EXPIRY TIME (AS HEREINAFTER DEFINED).

Number of Warrants: [●]	Issue Date: [●] (the "Issue Date")

Certificate No: [●]	Expiry Date: [●] (the "Expiry Date")

Broker WARRANT CERTIFICATE

For value received, [●] (the "Holder") is the registered holder of that number of broker warrants (the "Warrants") of Jushi Holdings Inc. (the "Corporation") as set forth above.

1.                             Warrants. Each Warrant shall entitle the Holder to acquire, at the exercise price of US$[●] (the “Exercise Price”) per exercised Warrant, one (1) class B subordinate voting share in the capital of the Corporation (a "Share") as constituted on the Issue Date until 5:00 pm (Eastern Standard Time) on the Expiry Date (the "Expiry Time"). The Exercise Price and the number of Shares which the Holder is entitled to acquire upon exercise of the Warrants are subject to adjustment as hereinafter provided.

2.                             Non-Transferable Warrants. The Warrants evidenced hereby (or any portion thereof) may not be assigned or transferred by the Holder.

3.                             Warrant Exercise Procedure. The Warrants represented by this Warrant certificate may be exercised in whole or in part at any time prior to the Expiry Date by surrendering the original of this Warrant certificate at the offices of the Corporation set out in subsection 17(g) hereof together with a subscription form in the form attached as Schedule "A" hereto duly completed and executed, such additional documents as may be contemplated thereby, and a certified cheque, bank draft or money order in lawful money of the United States of America payable to or to the order of the Corporation.

4.                             Register of Warrantholders. The Corporation shall cause a register (the "Register") to be kept in which shall be entered the names and addresses of all holders of the Warrants and the number of Warrants held by each of them. The Corporation may treat the registered holder of any certificate representing Warrants as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

5.                             Partial Exercise. The Holder may subscribe for and purchase less than the full number of Shares entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Expiry Date, the Corporation shall issue a new Warrant certificate to the Holder in substantially the same form as this Warrant certificate with appropriate changes to reflect the unexercised balance of the Warrants.

6.                             Delivery of Shares As soon as commercially possible and no later than 10 business days of receipt by the Corporation of this Warrant certificate in accordance with, and the documents and payment noted in, Section 3, the Corporation will deliver the certificate(s) representing the Shares subscribed for and purchased by the Holder hereunder, and (ii) a replacement Warrant certificate, if any.

7.                             No Rights of Shareholders. Nothing contained in this Warrant certificate shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Shares of the Corporation or any other right or interest except as herein expressly provided.

8.                             Adjustment of Subscription and Purchase Rights.

(a)	The rights evidenced by this Warrant certificate are to purchase Shares. If there shall, prior to the exercise of any of the rights evidenced hereby, be any (a) reorganization of the authorized capital of the Corporation by way of consolidation, merger, sub-division, amalgamation, share exchange, arrangement, reclassification or otherwise; (b) transfer, sale, lease or exchange of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person; (c) the payment of any stock dividends (other than in the ordinary course of business); (d) a special distribution or rights offering; (e) the change or exchange of the Shares into or with another security; or (f) any similar event or transaction not specifically contemplated by this Section 8 as determined by the Corporation in its sole discretion (collectively, a "Reorganization"), then there shall, subject to the consent of the Exchange (if required), automatically be an adjustment, as applicable, in (i) the number of Shares which may be issued pursuant hereto and/or the exercise price for the Shares, by corresponding amounts if applicable, and/or (ii) the kind and aggregate number of Shares or other securities or property resulting from the Reorganization, so that the rights evidenced hereby shall thereafter be as reasonably as possible equivalent to the rights originally granted hereby and such that the Holder, upon exercise of this Warrant following the effective date of the Reorganization, shall receive the number, kind and type of shares, securities or property the Holder would have been entitled to receive if, on the effective date thereof, the Holder had been the registered holder of the number of Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of this Warrant certificate. In accordance with this certificate, the Corporation will make adjustments as it considers necessary and equitable acting in good faith, subject to any approvals required by the Exchange (if applicable). If at any time a dispute arises with respect to adjustments provided for herein, such dispute will be conclusively determined by the Canadian auditors of the Corporation or if they are unable or unwilling to act, by such other firm of Canadian independent chartered accountants as may be selected by the directors of the Corporation and any such determination, absent manifest error, will be binding upon the Corporation, the Holder and shareholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation and fees payable to such accountants or auditors will be paid by the Corporation.

(b)	At least twenty-one days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant certificate, including the Exercise Price and the number of Shares which are purchasable under this Warrant certificate, the Corporation will deliver to the Holder, at the Holder’s registered address, a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and transfer books for the Shares will be open, and that the Corporation will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant certificate, during such twenty-one day period.

9.                             Consolidation and Amalgamation. In the case of the Corporation entering into a transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, the successor corporation shall be bound by all of the provisions hereof including the due and punctual performance of all covenants of the Corporation and forthwith following the occurrence of such event, the successor corporation resulting from such reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise (if not the Corporation), shall expressly assume, by supplemental certificate satisfactory in form to the Holder, acting reasonably, and executed and delivered to the Holder, the due and punctual performance and observance of this Warrant certificate to be performed and observed by the Corporation and these securities and the terms set forth in this Warrant certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant certificate.

10.                          No Fractional Shares. Upon the exercise of the Warrants evidenced hereby, the Corporation shall not be required to issue an aggregate number of Shares that results in any fractional Shares being issued and the Holder shall not be entitled to any cash payment or compensation in lieu of a fractional Share.

11.                          Legending of Shares. The Warrants have been, and the Shares will be, issued pursuant to an exemption (an "Exemption") from the registration and prospectus requirements of applicable securities law. To the extent that the Corporation relies on such Exemption, the Shares may be subject to restrictions on resale and transferability contained in applicable securities laws.

12.                          Change; Waiver. Subject to the approval of the Exchange (if required), the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the Holder.

13.                          No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any Shares except those Shares in respect of which the Holder shall have exercised its right to purchase in the manner provided hereunder.

14.                          Covenants.

(a)	The Corporation covenants that (i) so long as any Shares evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase provided for herein should the Holder determine to exercise its rights in respect of all the Shares available for purchase and issuance under outstanding Warrants, and (ii) all Shares which shall be issued upon the due exercise of the right to purchase provided for herein, upon payment therefor of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall, in respect of the Shares, be issued as fully paid and non-assessable class B subordinate voting shares in the capital of the Corporation be validly issued, free of all liens, charges and encumbrances; and

(b)	the Corporation shall use commercially reasonable efforts to preserve and maintain its corporate existence.

15.                          Representations and Warranties. The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant certificate and the Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

16.                          Lost Certificate. If this Warrant certificate becomes stolen, lost, mutilated or destroyed, the Corporation may, on such terms as it may in its discretion impose, respectively issue and countersign a new Warrant certificate of like denomination, tenor and date as the Warrant certificate so stolen, lost, mutilated or destroyed.

17.                          General.

(a)	The headings in this certificate are for reference only and do not constitute terms of the Warrant certificate.

(b)	Whenever the singular or masculine is used in this Warrant certificate the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

(c)	This Warrant certificate shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d)	Time shall be of the essence of this Warrant certificate.

(e)	This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to its principles governing the choice or conflict of laws. The Corporation and the Holder hereby irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Ontario with respect to any dispute related to or arising from this Warrant certificate.

(f)	All references herein to monetary amounts are references to lawful money of the United States of America.

(g)	All notices or other communications to be given to the Holder by the Corporation under this Warrant certificate shall be delivered by hand, courier, ordinary prepaid mail, facsimile or electronic mail; and, if delivered by hand, shall be deemed to have been given on the delivery date, if delivered by ordinary prepaid mail shall be deemed to have been given on the fifth day following the delivery date and, if sent by facsimile or electronic mail, on the date of transmission if sent before 5:00 p.m. (local time where the notice is received) on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Holder shall be addressed to the address of the Holder set out in the Register.

Notices to the Corporation shall be addressed to:

[●]

Each of the Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant certificate.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be signed by its duly authorized officer on [●].

[●]

By:
Authorized Signatory

Warrant Certificate Signature Page

SCHEDULE "A"

WARRANT CERTIFICATE SUBSCRIPTION FORM

Jushi Holdings Inc.

[●]

Dear Sirs/Mesdames:

The undersigned hereby exercises the right to purchase and hereby subscribes for ___________  class B subordinate voting shares (the "Shares") of Jushi Holdings Inc. (the "Corporation") and herewith makes payment of the purchase price of USD$___________ in full for the Shares.

In connection with the exercise of the Warrant certificate, the undersigned represents as follows: (Please check the ONE box applicable):

☐	The undersigned (a) at the time of exercise is not a U.S. person; (b) at the time of exercise is not within the United States; (c) is not exercising any of the Warrants represented by this Warrant certificate for the account or benefit of any U.S. person or person within the United States; and (d) did not execute or deliver this Subscription Form in the United States.

☐	The undersigned (a) purchased the Warrants directly from the Corporation pursuant to a subscription agreement for the purchase of units of the Corporation; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial purchaser, if any, (c) each of it and any beneficial purchaser was on the date the Warrants were purchased from the Corporation, and is on the date of exercise of the Warrants, an "accredited investor" (as defined in Rule 501(a) of Regulation D under the 1933 Act); and (d) the representations, warranties and covenants set forth in the written subscription agreement for the purchase of units from the Corporation continue to be true and correct.

☐	The undersigned has delivered to the Corporation a written opinion of U.S. counsel reasonably satisfactory to the Corporation to the effect that the Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

"1933 Act" means the United States Securities Act of 1933, as amended. "U.S. person" and "United States" are as defined by Regulation S under the 1933 Act.

Certificates representing Shares will not be registered or delivered to an address in the United States unless Box 2 or Box 3 above is checked and the requirements in connection therewith have been satisfied.

Certificates representing Shares issued upon exercise of Warrants pursuant to Box 2 or Box 3 above will bear a U.S. restrictive legend.

If any Warrants represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Share Warrant certificates.

Please issue and deliver a certificate for the Shares being purchased as follows:

NAME:
(please print)
ADDRESS:

DELIVERY

INSTRUCTIONS:

1.	The registered holder of a Warrant may exercise its right to acquire Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant certificate representing the Warrants being converted to the Corporation, together with the aggregate amount of the exercise price for the Shares as provided for in the Warrant certificate. Certificates representing the Shares to be acquired on exercise will be sent by prepaid first class mail to the address(es) above within five (5) business days after the receipt of all required documentation, subject to the terms of Warrant Indenture.

2.	If this Subscription Form indicates that the Shares are to be issued to a person or persons other than the registered holder of the Warrants to be converted: (a) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust corporation or an investment dealer who is a member of a recognized stock exchange; and (b) the registered holder must pay to the Corporation all applicable taxes and other duties.

3.	If this Subscription Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Corporation.

DATED this _______ day of __________________________________, ___________________.

Signature of Witness		Signature of registered holder or Signatory thereof
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Print name of Witness	)	If applicable, print Name and Office of Signatory
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	)	Print Name of registered holder as on certificate
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	)	Street Address
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City, Province/State and Postal/ZIP Code